SCHEDULE A
                                   ----------
                        Hancock Horizon Family of Funds

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                      TRUST                       CLASS    INSTITUTIONAL
                      CLASS     CLASS A  CLASS C    D          SWEEP       INSTITUTIONAL
                      SHARES    SHARES   SHARES   SHARES   CLASS SHARES    CLASS SHARES
----------------------------------------------------------------------------------------
Government Money
Market Fund              X        X                              X
----------------------------------------------------------------------------------------
Strategic Income Bond
Fund                     X        X        X
----------------------------------------------------------------------------------------
Value Fund               X        X        X
----------------------------------------------------------------------------------------
Growth Fund              X        X        X
----------------------------------------------------------------------------------------
Burkenroad Fund                   X                 X
----------------------------------------------------------------------------------------
Diversified
International Fund       X        X        X
----------------------------------------------------------------------------------------
Quantitative
Long/Short Fund          X        X        X
----------------------------------------------------------------------------------------
Louisiana Tax-Free
Income Fund              X        X
----------------------------------------------------------------------------------------
Mississippi Tax-Free
Income Fund              X        X
----------------------------------------------------------------------------------------